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                                 PROMISSORY NOTE

$850,000.00                                                      March 28, 2001

     FOR VALUE RECEIVED, SEAN ERICKSON, an individual whose office address is 1700 Lincoln Street, 14th Floor, Denver, Colorado 80203 ("Maker"), PROMISES TO PAY TO THE ORDER OF TELETECH HOLDINGS, INC., a Delaware corporation ("Holder"), at Holder's office at 1700 Lincoln Street, 14th Floor, Denver, Colorado 80203 or at such other place as Holder may designate in writing, the principal sum of Eight Hundred Fifty Thousand and No/100 Dollars ($850,000.00) or so much thereof as shall be advanced, with interest thereon at the rate or rates described below, as follows:

     1. DEFINITIONS. When used herein, the following terms shall have the respective meanings assigned to them:

          a. "EVENT OF DEFAULT" shall mean the occurrence or happening, at any time and from time to time, of any one or more of the following:

               i. PAYMENT OF INDEBTEDNESS. If Maker shall fail to pay, in full, all of the indebtedness evidenced by this Note on the Maturity Date hereof or any installment or portion of the indebtedness evidenced by this Note as and when the same shall become due and payable, whether at the due date stipulated in this Note or at a date fixed for prepayment or by acceleration or otherwise and such failure continues for a period of five (5) days following written notice of such failure by Holder to Maker.

               ii. PERFORMANCE OF OBLIGATIONS. If Maker shall fail, refuse or neglect to perform and discharge fully and timely any of the covenants and other obligations (other than to repay the indebtedness evidenced by this Note) made or undertaken by Maker as set forth in this Note or any of the other Security Instruments as and when required and such failure continues for a period of ten (10) days following notice of such failure by Holder to Maker.

               iii. OTHER DEFAULTS. The occurrence of an Event of Default under the Loan Agreement.

          b. "EXISTING NOTE" shall mean that certain Promissory Note dated November 28, 2000, in the original principal amount of $150,000, executed by Maker and payable to the order of Holder.

          c. "LOAN AGREEMENT" shall mean that certain Loan and Security Agreement dated of even date herewith by and between Maker, as Borrower, and Holder, as Lender, relating to the loan evidenced by this Note.

          d. "MATURITY DATE" shall mean the first to occur of (i) March 27, 2002, or (ii) the date of any acceleration of payment permitted hereby.

          e. "MAXIMUM RATE" shall mean the highest lawful rate of interest applicable to this Note. In determining the Maximum Rate, due regard shall be given to all payments, fees, charges, deposits, balances and agreements which may constitute interest or be deducted from principal when calculating interest.

          f. "SECURITY INSTRUMENTS" shall mean this Note, the Existing Note and the Loan Agreement and all other instruments executed and delivered to Holder by Maker from time to time evidencing, securing or otherwise pertaining to the indebtedness evidenced by this Note or the Existing Note and secured by the Loan Agreement, as such instruments may from time to time be renewed, extended, amended or modified, in whole or in part.

          g. "STATED RATE" shall mean the lesser of (i) the Maximum Rate or (ii) eight percent (8%) per annum.
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     2.   PAYMENTS; PREPAYMENT.

          a. INTEREST PAYMENTS. Interest at the Stated Rate on the outstanding principal balance of this Note shall be due and payable on the Maturity Date; PROVIDED, HOWEVER, that in the event Maker repays the entire principal balance of this Note, in full, prior to the Maturity Date, Holder shall forgive the payment of interest hereunder. Maker understands that the foregoing agreement to forgive accrued, unpaid interest will give rise to a tax withholding obligation on the part of Holder and as a result, Maker agrees to pay to Holder, on demand, the amount of Maker's share of such tax withholding. Maker's obligations with respect to such tax withholding shall survive repayment of the principal balance hereof.

          b. PRINCIPAL PAYMENTS. The entire outstanding principal balance of this Note shall be due and payable on the Maturity Date.

          c. OTHER REQUIRED PAYMENTS. In addition to and cumulative of any payments of interest and principal required to be made by Maker to Holder pursuant to the provisions of this Paragraph 2, Maker shall pay to Holder, as and when due and payable, all other sums required to be paid by Maker to Holder pursuant to any of the other terms and provisions of this Note or any of the other Security Instruments.

          d. PREPAYMENT. Maker may prepay this Note in whole or in part at any time without penalty or premium. Any prepayment shall be applied first to accrued, unpaid interest and second, to reduce the outstanding principal balance of this Note.

          e. DUE DATES. If any payment provided for in this Note shall become due and payable on a day other than a day when Holder is open for business, such payment may be made on the next succeeding day when Holder is open for business (unless the result of such extension of time would be to extend the date for such payment beyond the Maturity Date, in which event such payment shall be made on the first day immediately preceding the day on which such payment would otherwise have been due and on which Holder is open for business), and such extension of time shall in each such case be included in the computation of interest due on this Note.

     3. COMPUTATION OF INTEREST. All interest on this Note shall be computed on the basis of the actual number of days elapsed in the applicable calendar year in which accrued.

     4. DEFAULT; REMEDIES. If an Event of Default occurs, the entire outstanding principal balance of this Note, together with all accrued interest owing hereon, shall at once become due and payable without notice, at the option of Holder. Failure to exercise this option shall not constitute a waiver of the right to exercise the same upon the occurrence of any subsequent Event of Default.

     5. INTEREST AFTER DEFAULT OR MATURITY. If an Event of Default occurs, or after the Maturity Date, all unpaid amounts of this Note, including principal and accrued, unpaid interest, shall bear interest at the Maximum Rate, or if no Maximum Rate is established by applicable law, then at the Stated Rate plus four percent (4%).

     6. WAIVER. Maker and all other makers, signers, sureties, guarantors and endorsers of this Note waive demand, presentment, notice of dishonor, notice of intent to demand or accelerate payment hereof, diligence in the collecting, grace, notice and protest and agree to one or more extensions for any period or periods of time and partial payments, before or after maturity, without prejudice to the Holder.

     7. COSTS OF COLLECTION AND ATTORNEY'S FEES. If collection procedures are ever commenced, by any means, including legal proceedings or through a bankruptcy or probate court, or if this Note is placed in the hands of an attorney for collection after default or maturity, Maker agrees to pay all costs of collection or attempted collection, including but not limited to attorneys' fees.

     8. SECURITY. This Note is secured by the Loan Agreement and the other Security Instruments. Reference is hereby made to the Security Instruments for a description of the security for this Note and the rights of Maker and Holder with respect to such security.

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     9.   CONTROLLING AGREEMENT. All agreements between Maker and Holder, whether now existing or hereafter arising and whether written or oral, are hereby limited so that in no contingency, whether by reason of demand or acceleration of the maturity hereof or otherwise, shall the interest contracted for, charged, received, paid or agreed to be paid to Holder exceed interest computed at the Maximum Rate. If, from any circumstance whatsoever, interest would otherwise be payable to Holder in excess of interest computed at the Maximum Rate, the interest payable to Holder shall be reduced to interest computed at the Maximum Rate and if from any circumstance Holder shall ever receive anything of value deemed interest by applicable law in excess of interest computed at the Maximum Rate, an amount equal to any excessive interest shall be applied to the reduction of the principal hereof and not to the payment of interest, or if such excessive interest exceeds the unpaid balance of principal hereof, such excess shall be refunded to Maker. All interest paid or agreed to be paid to Holder shall, to the extent permitted by applicable law, be amortized, prorated, allocated and spread throughout the full period until payment in full of the principal (including the period of any renewal or extension hereof) so that the interest hereon for such full period shall not exceed interest computed at the Maximum Rate. This paragraph shall control all agreements between Maker and Holder.

     10. GOVERNING LAW. THIS NOTE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF COLORADO WITHOUT REFERENCE TO THE CONFLICTS OF LAWS PROVISIONS THEREOF.

     11. NO WAIVER BY HOLDER. No delay on the part of Holder in the exercise of any power or right under this Note or the other Security Instruments shall operate as a waiver thereof, nor shall a single or partial exercise of any power or right preclude other or further exercise thereof or exercise of any other power or right. Enforcement by Holder of any security for the payment hereof shall not constitute an election by Holder of remedies so as the preclude the exercise of any other remedy available to Holder.

     12. SUCCESSORS AND ASSIGNS. The term "Holder" as used in this Note shall include not only the Holder named herein but also all of Holder's successors and assigns to whom the benefits of this Note shall inure.

     13. NOTICES. All notices and other communications required or otherwise given hereunder shall be given in accordance with the provisions governing the giving of notices set forth in the Loan Agreement.

     14. SEVERABILITY. Any provision in this Note that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability (but construed and given effect to the extent possible), without invalidating the remaining provisions hereof or affecting the validity or enforceability of such provision in any other jurisdiction or the application thereof to any person or circumstance, and neither the remainder of this Note nor the application of such provision to other persons or circumstances shall be affected thereby, but rather, the same shall be enforced to the greatest extent permitted by law.


                                        MAKER

                                        -----------------------------
                                        SEAN ERICKSON


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